Exhibit 99.1

Teradyne Reports 48% Sequential Growth in First Quarter 2015 Orders;

Expects Sequential Revenue and Earnings Growth in Second Quarter

•	Q1’15 Revenue of $342 million, up 6% from Q4’14 and 7% from Q1’14

•	Semiconductor Test orders up 76% from Q4’14 and 8% from Q1’14

	Q1’15	Q1’14	Q4’14
Orders (mil)	$490	$450	$332
Revenue (mil)	$342	$321	$323
Non-GAAP EPS	$0.17	$0.11	$0.14
GAAP EPS	$0.15	$0.00	($0.48)

NORTH READING, Mass. – April 30, 2015 – Teradyne, Inc. (NYSE: TER) reported revenue of $342 million for the first quarter of 2015 of which $271 million was in Semiconductor Test, $37 million in System Test and $34 million in Wireless Test. On a non-GAAP basis, Teradyne’s net income in the first quarter was $37.6 million, or $0.17 per diluted share, which excluded acquired intangible asset amortization, gain on the sale of an equity investment and discrete income tax adjustments. GAAP net income for the first quarter was $32.8 million or $0.15 per share.

Orders in the first quarter of 2015 were $490 million of which $397 million were in Semiconductor Test, $66 million in System Test and $27 million in Wireless Test.

“A combination of new product success and strong demand in Semiconductor and Storage test drove company orders up nearly 50% sequentially,” said CEO and President Mark Jagiela. “In Memory test, orders more than doubled sequentially due to increasing test demand for higher speed memories. We achieved record orders for both our recently introduced Magnum V memory test system and our UltraFLEX-M high-speed DRAM test system. In System-on-a-Chip test, orders grew 66% based on a combination of the success of our new IP750Ex-HD system for image sensor test, continued strength in mobile processors, and growing demand in analog test. In Storage test, our new Saturn test system also booked record orders as lingering industry idle capacity has been absorbed and continued growth in cloud and enterprise storage drove new demand. Overall, while the full year test demand outlook remains mixed, given the substantial growth in our first quarter orders, we’re increasing our second quarter production plans to meet customer capacity needs.”

“On the capital return front, we repurchased 2.4 million shares and paid $13 million in dividends in the first quarter,” continued Jagiela. “For the full year, we remain on track to repurchase at least $300 million of the $500 million Board authorization.”

Teradyne also announced it has entered into a credit agreement for a 5 year, senior secured credit facility of $350 million to be available for general corporate purposes and working capital. Teradyne has not borrowed funds under this facility to date.

Guidance for the second quarter of 2015 is revenue of $470 million to $500 million, with non-GAAP net income of $0.42 to $0.48 per diluted share and GAAP net income of $0.37 to $0.43 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization and the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the first quarter results, along with management’s business outlook, will follow at 10 a.m. ET, Friday, May 1. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 10 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude goodwill impairment charge, acquired intangible asset amortization, retired CEO equity charge, non-cash convertible debt interest, discrete income tax adjustments, pension and post retirement actuarial gains and losses, restructuring and other, and a gain from the sale of an equity investment. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations and non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes pension and post retirement actuarial gains and losses. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Prior to September 29, 2014, non-GAAP diluted shares included the impact of Teradyne’s call option and warrant on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP financial measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test semiconductors, wireless products, data storage and complex electronic systems which serve consumer, communications, industrial and government customers. In 2014, Teradyne had revenue of $1.65 billion and currently employs approximately 3,800 people worldwide. For more information, visit www.teradyne.com. Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations, market conditions, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program and a senior secured credit facility. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, future events, future payment of dividends, future repurchases of common stock or future availability of, or borrowing under, a credit facility. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time. Important factors that could cause actual results, dividend payments, repurchases of common stock or borrowings under the credit facility to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; increased research and development spending; deterioration of Teradyne’s financial condition; the business judgment of the board of directors that a declaration of a dividend, the repurchase of common stock or debt under the credit facility is not in the company’s best interests; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2015

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended
	April 5, 2015	December 31, 2014	March 30, 2014
Net revenues	$342,401	$323,236	$321,010
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1) (2)	149,978	163,010	153,963

Gross profit	192,423	160,226	167,047

Operating expenses:
Engineering and development (1)	71,450	79,188	67,085
Selling and administrative (1) (3)	72,041	91,157	78,003
Acquired intangible asset amortization	13,808	15,957	18,271
Goodwill impairment	—	98,897	—
Restructuring and other (4)	—	1,198	—

Operating expenses	157,299	286,397	163,359

Income (loss) from operations	35,124	(126,171)	3,688

Interest and other (5)	7,314	1,358	(5,561)

Income (loss) before income taxes	42,438	(124,813)	(1,873)
Income tax provision (benefit)	9,651	(21,002)	(2,802)

Net income (loss)	$32,787	$(103,811)	$929

Net income (loss) per common share:
Basic	$0.15	$(0.48)	$0.00

Diluted	$0.15	$(0.48)	$0.00

Weighted average common shares - basic	217,187	216,532	193,311

Weighted average common shares - diluted (6)	218,812	216,532	236,484

Cash dividend declared per common share	$0.06	$0.06	$0.06

Net orders	$490,357	$331,993	$449,826

(1)	Pension losses included in operating results:

	Quarter Ended
	April 5, 2015	December 31, 2014	March 30, 2014
Cost of revenues	$—	$12,713	$—
Engineering and development	—	12,223	—
Selling and administrative	—	21,628	—

	$—	$46,564	$—

(2)	Cost of revenues includes:

	Quarter Ended
	April 5, 2015	December 31, 2014	March 30, 2014
Provision for excess and obsolete inventory	$1,440	$688	$10,039
Sale of previously written down inventory	(1,931)	(3,332)	(1,380)

	$(491)	$(2,644)	$8,659

(3)	For the quarter ended March 30, 2014, selling and administrative expenses include an equity charge of $6,598 for the modification of Teradyne’s retired CEO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his January 31, 2014 retirement.

(4)	Restructuring and other consists of:

	Quarter Ended
	April 5, 2015	December 31, 2014	March 30, 2014
Employee severance	$—	$826	$—
Acquisition costs	—	372	—

	$—	$1,198	$—

(5)	Interest and other includes:

	Quarter Ended
	April 5, 2015	December 31, 2014	March 30, 2014
Gain from the sale of an equity investment	$(4,782)	$—	$—
Non-cash convertible debt interest expense	—	—	4,290

	$(4,782)	$—	$4,290

(6)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarter ended March 30, 2014, 20.1 million shares have been included in diluted shares.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	April 5, 2015	December 31, 2014
Assets
Cash and cash equivalents	$218,945	$294,256
Marketable securities	649,219	533,787
Accounts receivable, net	175,783	151,034
Inventories, net	121,051	105,129
Deferred tax assets	56,715	57,239
Prepayments	92,484	95,819
Other current assets	6,959	6,582

Total current assets	1,321,156	1,243,846

Net property, plant and equipment	308,264	329,038
Marketable securities	402,722	470,789
Deferred tax assets	6,683	7,494
Other assets	10,280	10,419
Retirement plans assets	12,847	12,896
Intangible assets, net	176,792	190,600
Goodwill	273,438	273,438

Total assets	$2,512,182	$2,538,520

Liabilities
Accounts payable	$59,831	$47,763
Accrued employees’ compensation and withholdings	65,396	100,994
Deferred revenue and customer advances	74,252	71,603
Other accrued liabilities	68,943	51,997
Accrued income taxes	24,711	20,049

Total current liabilities	293,133	292,406

Long-term deferred revenue and customer advances	18,318	19,929
Retirement plans liabilities	106,224	108,460
Deferred tax liabilities	20,149	23,315
Long-term other accrued liabilities	17,136	15,430

Total liabilities	454,960	459,540

Shareholders’ equity	2,057,222	2,078,980

Total liabilities and shareholders’ equity	$2,512,182	$2,538,520

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended
	April 5, 2015	March 30, 2014
Cash flows from operating activities:
Net income	$32,787	$929
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	19,345	15,259
Amortization	15,139	23,925
Stock-based compensation	7,963	15,233
Provision for excess and obsolete inventory	1,440	10,039
Gain from the sale of an equity investment	(4,782)	—
Deferred taxes	(1,831)	12,699
Other	(319)	(141)

Changes in operating assets and liabilities:
Accounts receivable	(24,749)	(58,882)
Inventories	5,960	2,635
Prepayments and other assets	2,048	(628)
Accounts payable and other accrued expenses	(20,150)	(45,487)
Deferred revenue and customer advances	1,038	9,632
Retirement plans contributions	(1,019)	(1,425)
Accrued income taxes	4,662	(9,609)

Net cash provided by (used for) operating activities	37,532	(25,821)

Cash flows from investing activities:
Purchases of property, plant and equipment	(21,149)	(31,197)
Purchases of available-for-sale marketable securities	(335,635)	(257,260)
Proceeds from maturities of available-for-sale marketable securities	140,222	280,322
Proceeds from sales of available-for-sale marketable securities	148,639	101,363
Proceeds from the sale of an equity investment	4,782	—
Proceeds from life insurance	1,098	4,391

Net cash (used for) provided by investing activities	(62,043)	97,619

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	8,899	10,165
Repurchase of common stock	(46,650)	—
Dividend payment	(13,049)	—
Payments of long-term debt	—	(190,975)

Net cash used for financing activities	(50,800)	(180,810)

Decrease in cash and cash equivalents	(75,311)	(109,012)
Cash and cash equivalents at beginning of period	294,256	341,638

Cash and cash equivalents at end of period	$218,945	$232,626

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	April 5, 2015	% of Net Revenues			December 31, 2014	% of Net Revenues			March 30, 2014	% of Net Revenues
Net revenues	$342.4				$323.2				$321.0

Gross profit - GAAP	$192.4	56.2%			$160.2	49.6%			$167.0	52.0%
Pension mark-to-market adjustments (1)	—	—			12.7	3.9%			—	—

Gross profit - non-GAAP	$192.4	56.2%			$172.9	53.5%			$167.0	52.0%

Income (loss) from operations - GAAP	$35.1	10.3%			$(126.2)	-39.0%			$3.7	1.2%
Acquired intangible asset amortization	13.8	4.0%			16.0	5.0%			18.3	5.7%
Goodwill impairment (2)	—	—			98.9	30.6%			—	—
Restructuring and other (3)	—	—			1.2	0.4%			—	—
Pension mark-to-market adjustments (1)	—	—			46.6	14.4%			—	—
Equity modification charge (4)	—	—			—	—			6.6	2.1%

Income from operations - non-GAAP	$48.9	14.3%			$36.5	11.3%			$28.6	8.9%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	April 5, 2015	% of Net Revenues	Basic	Diluted	December 31, 2014	% of Net Revenues	Basic	Diluted	March 30, 2014	% of Net Revenues	Basic	Diluted
Net income (loss) - GAAP	$32.8	9.6%	$0.15	$0.15	$(103.8)	-32.1%	$(0.48)	$(0.48)	$0.9	0.3%	$0.00	$0.00
Acquired intangible asset amortization	13.8	4.0%	0.06	0.06	16.0	5.0%	0.07	0.07	18.3	5.7%	0.09	0.08
Interest and other (5)	(4.8)	-1.4%	(0.02)	(0.02)	—	—	—	—	4.3	1.3%	0.02	0.02
Goodwill impairment (2)	—	—	—	—	98.9	30.6%	0.46	0.45	—	—	—	—
Restructuring and other (3)	—	—	—	—	1.2	0.4%	0.01	0.01	—	—	—	—
Pension mark-to-market adjustments (1)	—	—	—	—	46.6	14.4%	0.22	0.21	—	—	—	—
Equity modification charge (4)	—	—	—	—	—	—	—	—	6.6	2.1%	0.03	0.03
Exclude discrete tax adjustments (6)	(1.8)	-0.5%	(0.01)	(0.01)	1.5	0.5%	0.01	0.01	(2.4)	-0.7%	(0.01)	(0.01)
Tax effect of non-GAAP adjustments	(2.4)	-0.7%	(0.01)	(0.01)	(29.3)	-9.1%	(0.14)	(0.13)	(5.3)	-1.6%	(0.03)	(0.02)
Convertible share adjustment (7)	—	—	—	—	—	—	—	—	—	—	—	0.01

Net income - non-GAAP	$37.6	11.0%	$0.17	$0.17	$31.1	9.6%	$0.14	$0.14	$22.4	7.0%	$0.12	$0.11

GAAP and non-GAAP weighted average common shares - basic	217.2				216.5				193.3
GAAP weighted average common shares - diluted	218.8				216.5				236.5
Include GAAP dilutive shares	—				2.3				—
Exclude dilutive shares from convertible note	—				—				(20.1)

Non-GAAP weighted average common shares - diluted (7)	218.8				218.8				216.4

(1) Actuarial (gains) losses recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.

(2) Goodwill impairment related to Teradyne’s Wireless Test business segment.

(3) Restructuring and other consists of:

	Quarter Ended
	April 5, 2015				December 31, 2014				March 30, 2014
Employee severance	$—				$0.8				$—
Acquisition costs	—				0.4				—

	$—				$1.2				$—

(4)	For the quarter ended March 30, 2014, selling and administrative expenses include an equity charge for the modification of Teradyne’s retired CEO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his January 31, 2014 retirement.

(5)	For the quarter ended April 5, 2015, interest and other included a gain from the sale of an equity investment. For the quarter ended March 30, 2014, interest and other included non-cash convertible debt interest expense.

(6)	For the quarters ended April 5, 2015, December 31, 2014 and March 30, 2014, adjustment to exclude discrete income tax items.

(7)	For the quarter ended March 30, 2014. the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 20.9 million shares have been included in non-GAAP diluted shares and net interest expense of $2.0 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Reconciliation of Second Quarter 2015 guidance:

GAAP and non-GAAP second quarter revenue guidance:	$470 million	to	$500 million
GAAP net income per diluted share	$0.37		$0.43
Exclude acquired intangible asset amortization	0.06		0.06
Tax effect of non-GAAP adjustment	(0.02)		(0.02)

Non-GAAP net income per diluted share	$0.42		$0.48

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations